DuMoulin Black
10th Floor
595 Howe Street
Vancouver, Canada
V6C 2T5

June 11, 1996

United States Securities
    and Exchange Commission
450 - 5th Street, N.W.
Judiciary Plaza
Washington,  D.C.
20549

Dear Sirs:

Re:      Rich Coast Resources Ltd.

We consent to the use of our name as "experts" in the Legal Matters section of the Reigstration Statement on Form S-4 of Rich Coast Resources Ltd. filed with the Securities and Exchange Commission on or about June 13, 1996.

Yours truly,

DuMOULIN BLACK



Per:
         /s/ George R. Brazier

GRB/sc